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                                                                   Exhibit 99.1

FOR RELEASE: Immediately


Contact:
Richard K. Arter                 Investor Relations                 941-362-1200
                        Clyde G. Nixon President                    941-362-1200

         SUN HYDRAULICS CORPORATION REPORTS $0.11 EARNINGS PER SHARE ON
                        $18.5 MILLION 1ST QUARTER SALES

SARASOTA, FLA, May 12, 1999 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced net sales were $18.5 million for the quarter ended April 3, 1999, representing a 3.5% decrease compared to first quarter 1998 net sales. Net income for the first quarter of 1999 was $0.7 million, compared to $1.6 million in the same quarter of 1998 and $0.8 million in the fourth quarter of 1998. Both basic and diluted earnings per share for the first quarter of 1999 were in line with expectations at $0.11.

"First quarter shipments exceeded incoming orders, which continued at the same level as the fourth quarter of 1998," said Sun Hydraulics President Clyde Nixon. "Profit margins were similar to the fourth quarter of 1998, and, as we said in our last release, we do not expect to see margin improvements until the second half of the year.

"We anticipate reduced shipping levels in the second quarter as shipments will more closely reflect incoming orders which we believe are being affected by distributor inventory reductions. Additionally, productivity in the second quarter will be affected by the implementation of a new Y2K compliant integrated software system in the United States operations in May. Our productivity improvement initiatives remain on track for the second half of the year," Nixon concluded.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee County, Florida, Coventry England, Erkelenz, Germany and Incheon, Korea, is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets.

FORWARD-LOOKING INFORMATION

         Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; (vi) the Company's Year 2000 readiness plans and costs; and (vii) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

         Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the







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availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; (vi) the Company's ability timely to become Year 2000 ready, including the Company's ability to identify all critical systems that will be impacted by the Year 2000, the Company's ability, in a cost-efficient manner, to correct, upgrade or replace such systems, and the Year 2000 readiness of third parties with which the Company has material relationships; and (vii) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Risk Factors" in the Form S-1 Registration Statement and Prospectus for the Company's initial public offering, and "Business" and "Management's Discussion and Analysis of Financial Condition" in the Company's Form 10-K for the year ended December 31, 1998. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION - APRIL 3, 1999
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)


                                                     THREE MONTHS ENDED
                                                    APRIL 3,    MARCH 31,
                                                      1999        1998
                                                  -----------  -----------
                                                  (unaudited)  (unaudited)

NET SALES                                           $18,465     $ 19,133
COST OF SALES                                        13,945       13,347
GROSS PROFIT                                          4,520        5,786
Selling, engineering and
  administrative expenses                             3,092        3,014
Operating income                                      1,428        2,772
INTEREST EXPENSE                                        253          260
MISCELLANEOUS EXPENSE (INCOME)                           63           43
Income before income taxes                            1,112        2,469
Income tax provision                                    355          829
Net income before equity loss in joint venture          757        1,640
Equity loss in joint venture                             34           --
NET INCOME                                          $   723     $  1,640
Basic net income
     per common share                                   .11          .26
Basic weighted average
     shares outstanding                               6,367        6,325
Diluted net income
     per common share                                   .11          .25
Diluted weighted average
     shares outstanding                               6,520        6,499






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CONSOLIDATED BALANCE SHEETS
(in thousands)




                                                              April 3,   December 31,
                                                                1999         1998
                                                            -----------  ------------
                                                            (unaudited)



ASSETS
Current assets:
     Cash and cash equivalents                                $ 1,715      $ 1,592
     Accounts receivable, net of allowance for
         doubtful accounts of $44 and $47                       5,713        5,342
     Inventories                                                7,639        8,125
     OTHER CURRENT ASSETS                                         914          891
             TOTAL CURRENT ASSETS                              15,981       15,950
Property, plant and equipment, net                             44,128       44,003
Investment in joint venture                                       212          246
Other assets                                                      788          820
Total assets                                                  $61,109      $61,019

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                         $ 1,896      $ 2,877
     Accrued expenses and other liabilities                     1,777        2,065
     Long-term debt due within one year                         4,395        4,302
     Notes payable to related parties due within one year         340          578
     Dividends payable                                            255          254
     Income taxes payable                                         529          245
             Total current liabilities                          9,192       10,321
Long-term debt due after one year                               7,099        6,461
Notes payable to related parties due after one year               571          566
Deferred income taxes                                           3,633        3,656
             TOTAL LIABILITIES                                 20,495       21,004
Shareholders' equity:
     Preferred stock                                               --           --
     Common stock                                                   6            6
     Capital in excess of par value                            24,473       24,386
     Retained earnings                                         15,830       15,363
     Equity adjustment for foreign currency translation           305          260
             Total shareholders' equity                        40,614       40,015
Total liabilities and shareholders' equity                    $61,109      $61,019








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